SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to ss.240.14a-12

FINANCIAL INDUSTRIES CORPORATION

Name of Registrant as Specified In Its Charter)

David Porter (Improve FIC)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED NOVEMBER 9, 2006

PROXY STATEMENT
OF
IMPROVE FIC

IN OPPOSITION TO THE BOARD OF DIRECTORS
OF
FINANCIAL INDUSTRIES CORPORATION

2006 ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

This Proxy Statement and the accompanying form of GOLD proxy card are being furnished by Improve FIC ("Improve FIC"), to owners of shares of Common Stock (the "Common Stock") of Financial Industries Corporation (the "Company") in connection with the solicitation by Improve FIC of proxies from such shareholders to be voted at the Company's 2006 Annual Meeting of Shareholders and at any adjournments, postponements or rescheduling thereof (the "Annual Meeting"). The annual meeting is scheduled to be held at 10:00 a.m. Central Standard Time on December 6, 2006 at the Renaissance Austin Hotel, 9721 Arboretum Blvd., Austin, Texas.

Improve FIC is soliciting proxies from the holders of Common Stock to (1) repeal each provision of or amendment to FIC's bylaws (other  than  (2)), adopted after June 16, 1992; (2) amend the Company's bylaws to fix the number of directors constituting the entire Board of Directors at eight; (3) elect the eight individuals named below under the heading "ELECTION OF DIRECTORS--Improve FIC Nominees" as the directors at the Annual Meeting (the "Improve FIC Nominees"); and (4) in the discretion of the proxy holders, to approve any motion to adjourn of the Annual Meeting. If elected, all but one of the Improve FIC Nominees would be independent and qualified to serve on the Board's Audit Committee in accordance with the applicable rules of The Nasdaq Stock Market.

This Proxy Statement and the accompanying form of GOLD proxy card are first being sent or given to holders of Common Stock on November __, 2006.

The solicitation is being made by Improve FIC and not on behalf of the Board of the Company.

YOU MAY ALREADY HAVE RECEIVED, OR WILL SOON RECEIVE, A PROXY CARD FROM THE COMPANY. PLEASE RETURN ONLY IMPROVE FIC'S GOLD PROXY CARD AND DO NOT RETURN ANY COMPANY PROXY CARD UNDER ANY CIRCUMSTANCES. IF YOU RETURN BOTH PROXY CARDS THERE IS A DANGER THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE BECAUSE ONLY THE LATEST DATED PROXY CARD YOU SUBMIT COUNTS.

Information About Improve FIC

Improve FIC is a committee of FIC shareholders concerned with the future of the Company. The three members of the committee are John A. Fibiger, David Porter and George M. Wise, III. The principal business address of Improve FIC is 904 West Avenue, Suite 100, Austin, Texas 78701 and its telephone number is (512) 479-6777.

Improve FIC has become dissatisfied with the current Board and the Company's performance due to the following events:

-	The Company has failed to file timely a number of financial reports with the U.S. Securities and Exchange Commission (“SEC”);
-	The Company’s stock has been delisted from Nasdaq;
-	There has been a significant reduction in the trading volume and the trading price of the Company’s common stock; and
-	The Company has failed to hold a meeting of shareholders for the election of directors since July, 2003.

Improve FIC is concerned about preserving the value of its and other shareholders’ investment in the Company. Although the Company recently released its 2004 financials, the filing was over 18 months late.

Improve FIC believes that actions and lack of actions taken by the Board and management over the course of the last three years have been at the expense and to the detriment of all of the Company's shareholders.

Accordingly, Improve FIC is proposing the Improve FIC Nominees for election to the Board in opposition to the slate, if any, proposed by the Board. Improve FIC and the Improve FIC Nominees are committed to promoting business objectives, goals and values that are in the best interest of all of the Company's shareholders and following a program intended to return value to all of the Company's shareholders. See "BACKGROUND OF IMPROVE FIC'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION—Program for Enhancing Shareholder Value."

Improve FIC is not subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly is not required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters.

IMPORTANT

IMPROVE FIC STRONGLY RECOMMENDS THAT YOU VOTE FOR THE IMPROVE FIC NOMINEES, AMEND THE COMPANY'S BYLAWS TO FIX THE NUMBER OF DIRECTORS AT EIGHT AND APPROVE THE RELATED PROPOSALS OF IMPROVE FIC BY MARKING, SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

HOLDERS OF RECORD OF SHARES OF COMMON STOCK AS OF OCTOBER 24, 2006, THE RECORD DATE ESTABLISHED BY THE COMPANY FOR VOTING AT THE ANNUAL MEETING, ARE URGED TO SUBMIT A GOLD PROXY CARD EVEN IF YOUR SHARES HAVE BEEN SOLD AFTER THE RECORD DATE.

IF YOU HAVE PURCHASED SHARES OF COMMON STOCK AFTER THE RECORD DATE AND WISH TO VOTE SUCH SHARES AT THE ANNUAL MEETING, YOU SHOULD SEEK TO OBTAIN A PROXY FROM THE SELLER OF SUCH SHARES.

IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE ON THE RECORD DATE, ONLY IT CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED ON THE GOLD PROXY CARD.

QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ACCOMPANYING
GOLD PROXY CARD SHOULD BE DIRECTED TO:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Shareholders call toll free (800) 714-3313
Bank and Brokers call collect (212) 269-5550

VOTING

The information contained in the following paragraphs is based on publicly-available copies of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and Bylaws, as amended (the "Bylaws").

The Company is subject to a court order issued pursuant to a lawsuit filed by a member of Improve FIC to conduct a meeting of shareholders for the election of directors on December 6, 2006. The order also specifies October 24, 2006 as the record date for the determination of the holders of capital stock of the Company entitled to notice of and to vote at the Annual Meeting. As of October 24, 2006, there were 12,386,225 shares of Common Stock outstanding.

The attendance at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate votes entitled to be cast by the record holders of all outstanding shares of Common Stock is necessary to constitute a quorum. Votes to "withhold authority", abstentions and "broker non-votes" with respect to any matter to be voted on at the Annual Meeting will not be voted but will be counted as present to determine whether there is a quorum for purposes of voting on such matter at the Annual Meeting.

With respect to the election of directors, the affirmative vote of the holders of shares representing a plurality of the aggregate votes cast at the Annual Meeting in respect of the election of directors is required for their election. Because the election of directors will be determined by votes cast rather than by a percentage of the shares present, votes to "withhold authority" and "broker non-votes" will not affect the election of directors. Each of Improve FIC's proposals other than the election of directors, and any other matter that properly comes before the Annual Meeting, will be adopted upon the affirmative vote of the holders of shares of Common Stock representing a majority of votes cast at the Annual Meeting with respect to such matter, unless a higher vote is required under applicable state law.  Accordingly, abstentions will have the effect of a negative vote on any such matter, but "broker non-votes" will not be voted and will have no effect in determining whether such matter has received sufficient votes for approval.

The persons named in the proxy may cumulate the votes represented thereby in connection with the election of directors. Under cumulative voting, each share of Common Stock would be entitled to one vote per share, times the number of directors to be elected. All such votes may then be cast for a single nominee, or distributed among the nominees as the proxy holder desires.

We are also soliciting your proxy to vote to adjourn the Annual Meeting until a later time, if we deem such adjournment appropriate.

If the enclosed form of GOLD proxy card is executed and returned, it may nevertheless be revoked by the person giving it any time before the vote at the Annual Meeting either by filing with the Secretary of the Company a written notice of revocation or a proxy card bearing a later date than the most recently submitted proxy card or by attending the Annual Meeting and voting in person. The execution of a proxy card will not affect a shareholder's right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy.

IF YOU, AS A HOLDER OF COMMON STOCK, WISH TO VOTE FOR THE IMPROVE FIC NOMINEES, YOU MUST SUBMIT THE ENCLOSED GOLD PROXY CARD AND SHOULD NOT SUBMIT THE COMPANY'S PROXY CARD.

Unless contrary instructions are indicated on the enclosed GOLD proxy card, all shares of Common Stock represented by valid GOLD proxy cards received pursuant to this solicitation (which have not been revoked as described above) will be voted FOR the election of the Improve FIC Nominees, FOR the action to set the number of directors at eight, and FOR the repeal of amendments (other than that proposed by Improve FIC) to the Bylaws adopted after June 16, 1992, FOR an adjournment of the meeting if the proxy holders deem appropriate, and at the discretion of the proxy holder(s) on such other business as may properly come before the Annual Meeting.

YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT.
PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD AND RETURN IT
IN THE ENCLOSED ENVELOPE PROMPTLY.

PROPOSALS

General

The Bylaws provide that the Board shall consist of not less than three nor more than 25 directors, with the exact number to be fixed by resolution of the Board. Improve FIC is asking the shareholders of the Company to set the size of the Board at eight, and to elect the eight Improve FIC Nominees. In addition, Improve FIC is soliciting proxies to repeal any change, other than the amendment proposed by Improve FIC, that has been made to the Bylaws after June 16, 1992, the date of the most recent amendment to the Bylaws filed with the SEC.

Improve FIC Nominees

At the Annual Meeting, Improve FIC will nominate the Improve FIC Nominees for election as directors. The information below concerning age and principal occupation of the Improve FIC Nominees for at least the last five years has been furnished by the respective nominees. Except as described in this Proxy Statement, none of the Improve FIC Nominees beneficially owns any Common Stock. Each has agreed that if elected he shall acquire shares of the Company's Common Stock in open-market transactions.

IMPROVE FIC NOMINEES

Name	Age	Principal Occupation

Thomas J. Ardis	60
Mr. Ardis serves as President of SummaWeb, a company that provides high-performance web hosting and email services to corporations and small businesses. He is also Vice-Chairman and a director of University Credit Union. Mr. Ardis has a bachelors degree and a MBA from Eastern Michigan University.

Arthur P. Bartholomew, III	60
Mr. Bartholomew serves as President of California Managed Accounts, Inc., an Independent Introducing Broker registered with the Commodity Futures Trading Commission and a member of the National Futures Association. Mr. Bartholomew founded the company in 1986. The company specializes in professionally managed futures accounts for high net worth individuals and institutions and hedging for mortgage banking companies. Prior to founding California Managed Accounts, he was a Vice-President and Branch Manager of the Los Angeles office of Moseley Securities, Vice President of Oppenheimer & Co., Account Executive at E.F. Hutton & Co. and a Vice President of Cantor Fitzgerald & Co. Mr. Bartholomew has a bachelor’s degree in economics from the University of Michigan and a MBA from the University of California at Berkeley.

John A. Fibiger	74
Since 2004 Mr. Fibiger has served as a director of Fidelity Life Association, an Illinois domiciled mutual insurance company. Mr. Fibiger has been an officer or director of insurance companies for over 40 years. He retired from New England Mutual as Vice-Chairman and President in 1989. He retired from Transamerica Life Insurance Company as chairman in 1997. Mr. Fibiger is a Fellow of the Society of Actuaries and has a bachelors degree from the University of Minnesota.

Bobby Don Hart	66
Mr. Hart is a Certified Public Accountant. He is currently retired. He previously worked for KPMG Peat Marwick, Touche Ross, Don Hart & Co. and Hart Wood & Co. Mr. Hart has a bachelors degree from the University of Texas at Austin.

Karen O. MacDonald	52
Ms. MacDonald is currently Chief Actuary of Molina Healthcare, Inc., a publicly traded company located in Long Beach, California that provides managed healthcare services for Medicaid members in nine states. From 1980 to 2002, she was an employee of Transamerica Life Companies, where she held a variety of management assignments including Senior Vice President and Corporate and Appointed Actuary from approximately 1992 to 1999, and Executive Vice President and Chief Operating Officer of the Transamerica Insurance Division from 2000 to 2002. She served on the board of directors and the investment committees of Transamerica Occidental Life from 1995 to 1999. She is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries and Charter Life underwriter. She holds both a BA and a MA in Mathematics from the University of Michigan at Ann Arbor.

Kenneth W. Phillips	65
Prior to his retirement in 2003, Mr. Phillips served for six years as Chairman of American Founders Life Insurance Company. During his forty-year career in the life insurance industry, Mr. Phillips held senior level positions covering all aspects of the operations and the financial management of the life insurance business; including ten years as Executive Vice President and Chief Financial Officer of American Income Life Insurance Company, and twenty years as President and CEO of various companies, including the life insurance companies of Lomas Financial group, The National Financial Group, and IFS Financial Corp. Mr. Phillips holds a BA in Mathematics / Economics from the University of Texas at Austin.

Jeffrey M. Robinson	65
Mr. Robinson is the owner and principal of Life Insurance Financial Essentials, an actuarial consulting firm that he founded in 1977. It provides actuarial management and systems implementation services to life insurance companies, other consulting actuaries and data processing software firms. In his consulting and other roles he has done work for over 60 life insurance companies, six fraternals, two professional associations and a federal credit union. He has been Vice President and Actuary of William Penn Life Insurance Company of New York and Madison life Insurance Company. He has a bachelors degree from John Hopkins University.

George M. Wise, III	46
Mr. Wise is President of Actuarial Risk Management, an actuarial and insurance consulting firm based in Austin, Texas. It provides actuarial and insurance management services to life insurance companies, insurance marketing organizations, state insurance department and other financial service companies. Mr. Wise has done work for over 100 life insurance companies, ten state insurance departments and six banks. From November, 2002 to May, 2004, Mr. Wise was CFO of FIC. Prior to 2002, Mr. Wise was President of Wise, Mitchell & Associates and a Vice President of Lewis & Ellis, Inc. Mr. Wise is a Fellow of the Society of Actuaries, a Member of the American Academy of Actuaries and has a bachelors degree from the University of Texas at Austin.

Each of the Improve FIC Nominees, except George M. Wise, III, would be independent and qualified to serve on the Board's Audit Committee in accordance with the applicable rules of The Nasdaq Stock Market. Mr. Wise served as Chief Financial Officer of the Company from November 2002 to May 2004. In addition, Mr. Wise's actuarial consulting company has performed services for the Company within the last three years.

Each of the Improve FIC Nominees has agreed to be named in this Proxy Statement and to serve as a director of the Company, if elected. Improve FIC does not expect that any of the Improve FIC Nominees will be unable to stand for election or serve as a director, but if any vacancy in the slate of the Improve FIC Nominees occurs for any reason (including if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Improve FIC Nominees), the shares represented by GOLD proxy cards received by Improve FIC and not properly revoked will be voted for the substitute candidate nominated by Improve FIC in compliance with the rules of the SEC and any other applicable law and, if applicable, the Bylaws.

The persons named in the proxy may cumulate the votes represented thereby in connection with the election of directors. Under cumulative voting, each share of Common Stock would be entitled to one vote per share, times the number of directors to be elected. All such votes may then be cast for a single nominee, or distributed among the nominees as the proxy holder desires.

Board Size

We are soliciting your proxy to set the size of the Board at eight, which is the same number of Improve FIC’s nominees.

Repeal of Interim Bylaw Provisions

We are soliciting your proxy to repeal each provision of or amendment to the Bylaws (other than the Improve FIC proposal to set the Board at eight) adopted after June 16, 1992, the date of the most recent amendment to the Bylaws filed with the SEC. The purpose of this proposal is to protect the transperency and fairness of the election process by ensuring that the provisions governing or related to the election of the Company's directors, as stipulated in the latest publicly available draft of the Bylaws, remain unchanged through the time of the Annual Meeting. The proposal is designed to prevent the current board from changing the Bylaws before the Annual Meeting in ways that could limit the ability of the Company's shareholders to elect their choice of directors.  However, the proposal would also apply to any Bylaw amendments adopted before the Annual Meeting that are favored by a majority of the Company's shareholders. The proposal would apply only to Bylaw amendments adopted before the Annual Meeting.

Adjournment

We are also soliciting your proxy to allow the proxy holders, in their discretion, to vote to adjourn the Annual Meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy.

IMPROVE FIC RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE IN FAVOR OF THE IMPROVE FIC NOMINEES FOR DIRECTORS, IN FAVOR OF THE ACTION TO SET THE SIZE OF THE BOARD AT EIGHT (AND NOT VOTE IN FAVOR OF ANY OF THE BOARD'S NOMINEES FOR DIRECTORS, IF ANY), IN FAVOR OF THE REPEAL OF ANY AMENDMENTS (OTHER THAN THAT PROPOSED BY IMPROVE FIC) TO THE BYLAWS ADOPTED AFTER JUNE 16, 1992, AND IN FAVOR OF GRANTING THE PROXIES THE AUTHORITY TO VOTE FOR AN ADJOURNMENT OF THE ANNUAL MEETING.

SHARE OWNERSHIP OF IMPROVE FIC NOMINEES

The following table contains a summary of the total number of shares of Common Stock of the Company beneficially owned by the Improve FIC Nominees as of November ___, 2006.

The address for each nominee is listed below. The information in the following table has been furnished to us by the respective Improve FIC Nominees. The percentage of ownership of Common Stock for each person listed below is based on 12,386,225 shares of Common Stock outstanding as of October 24, 2006, the record date for the Annual Meeting:

Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Thomas Ardis 3203 Foxfire Drive Austin, TX 78746	0
Arthur P. Bartholomew, III California Managed Accounts, Inc. 20800 Hillside Drive Topanga, CA	1,000	*
John A. Fibiger Fidelity Life Association 2500 Westfield Elgin, IL 60123	200	*
Don Hart 3751 N, Hwy 183 Liberty Hill, TX 78642	0
Karen MacDonald Molina Healthcare, Inc. One Golden Shore Long Beach, CA 90802	0
Ken Phillips 14 Fairway Drive Frisco, TX 75034	1,500	*
Jeffrey Robinson Life Insurance Financial Essentials 34 Celtic Way Parsippany, NJ 07034	0
George M. Wise, III Actuarial Risk Management 6500 River Place Blvd. Bldg. 2, Suite 204 Austin, TX 78730	4,000	*
All nominees as a group (eight persons)	6,700	*
__________________
* Represents less than 1% of the Company’s outstanding common stock.

In addition to the stock listed as owned by the Improve FIC Nominees in the above table, each of the Improve FIC Nominees who owns stock may be deemed to be a member of a group that collectively owns 9,700 shares of the Company’s common stock. Each of the nominees disclaims beneficial ownership of the shares owned by the other members of the group. Additional information regarding the ownership by, and composition of, the group is included elsewhere in this proxy statement, including under “INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES” and in “Annex A -- Information About the ‘Participants in the Solicitation.’”

BACKGROUND OF IMPROVE FIC'S INTEREST IN THE COMPANY
AND REASONS FOR THE SOLICITATION

General

Improve FIC is a committee of three Company shareholders.

Improve FIC was formed to address the concerns of shareholders for their investment in FIC. During the 39 months the current Board has been in control, the following actions have occurred:

-	The Company has failed to file timely a number of financial reports with the U.S. Securities and Exchange Commission (“SEC”);
-	The Company’s stock has been delisted from Nasdaq;
-	There has been a significant reduction in the trading volume and the trading price of the Company’s common stock; and
-	The Company has failed to hold a meeting of shareholders for the election of directors since July, 2003.

Due to this lack of information and due to the following actions, Improve FIC has decided to nominate an alternate slate of directors.

Recent Board & Management Actions

•
In January of 2004, the incumbent Board hired one of its own to serve as CEO and rewarded him with compensation of $1,180,066 in 2004. This amount does not include the value of stock options that the Board awarded him (pending shareholder approval). These options were valued between $1.321 million and $3.347 million in the Company’s 2004 Annual Report on Form 10-K. Further, the Company failed to disclose in its proxy materials that a company run by this individual had declared bankruptcy. The Board then gave this individual a sizeable severance package upon his resignation in October, 2005.

•	Immediately upon gaining control, in September of 2003, the current Board voted themselves increased fees.

•
In March, 2004, the Board hired a new CFO. This CFO filed the Company’s financial statements (for the year ending December 31, 2003) with the SEC a year and a half late. The Company did not file another financial statement until October 30, 2006, when the Company filed its 2004 financials - once again a year and a half late.

•	On April 18, 2006, the Company filed a Form 8-K with the SEC stating that the set of financial statements they had filed (for the year ending December 31, 2003) “should no longer be relied upon.”

•	The Board has failed to call an annual meeting of shareholders since being elected in July, 2003.

•
The recently filed 2004 financial statements show that during the current Board’s first year of running the Company, investment income was down $4.6 million, while audit expenses have increased from $2.1 million in 2002 to $8.7 million in 2004. The filing also shows a $14.4 million loss. This compares to a loss of less than $5 million in 2002.

Improve FIC considers these recent actions of the Company's Board of Directors to be against the best interests of the Company's shareholders.

Program for Enhancing Shareholder Value

In light of the Company's disappointing performance and its inability to file correct financials in a timely manner, Improve FIC believes that the interests of all shareholders will be better served if the Improve FIC Nominees are elected at the Annual Meeting. If the Improve FIC Nominees are elected at the Annual Meeting, they are committed to hiring experienced, competent management to run the Company and to provide timely and correct financial statements. The Improve FIC Nominees, if elected, will explore all options for enhancing shareholder value. The Company's shareholders will be kept apprised of the progress and plans the Board has for the Company moving forward.

INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES

Information Concerning Participants

Under the applicable regulations of the SEC, Improve FIC and each of the Improve FIC Nominees is deemed to be a "participant" in Improve FIC's solicitation of proxies. Additional information regarding the participants in the solicitation, including their beneficial ownership of Common Stock, is set forth on Annex A to this proxy statement and is incorporated into this proxy statement by reference. Information in this proxy statement about each participant was provided by that participant.

In connection with the engagement of D.F. King by Improve FIC as its proxy solicitor, Improve FIC anticipates that certain employees of D.F. King may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders of the Company for the purpose of assisting in the solicitation of proxies for the Annual Meeting.

COST AND METHOD OF SOLICITATION

Improve FIC (David Porter, George M. Wise, III and John A. Fibiger) will bear the cost of this solicitation and will not seek reimbursement for such costs unless the Improve FIC Nominees win election as a majority of the new Board of Directors. If the Improve FIC Nominees win election as a majority of the Board, Improve FIC will seek reimbursement from the Company of all expenses incurred by Improve FIC in connection with its nomination of directors, the submission of the other proposals and this solicitation. It is not anticipated that the approval of the Company's shareholders will be sought for that reimbursement. While no precise estimate of the cost of solicitation can be made at the present time, Improve FIC currently estimates that it will spend a total of approximately $200,000 for its solicitation of proxies, including expenditures for attorneys, solicitors and advertising, financial advisors, printing, transportation and related expenses. As of November __, 2006, Improve FIC had incurred proxy solicitation expenses of approximately $_________. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone or telecopy or through advertisements. Information regarding Improve FIC and other persons who may solicit or participate in the solicitation of proxies is set forth under "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES."

Improve FIC will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of Common Stock. Improve FIC will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services.

Improve FIC has retained the proxy solicitation firm of D.F. King in connection with the solicitation of proxies for the Annual Meeting. D.F. King will be paid a fee of up to $50,000 for its services. Improve FIC also has agreed to reimburse D.F. King for its expenses.

ADDITIONAL INFORMATION

Certain of the information contained in this Proxy Statement is based on publicly available information filed by the Company with the SEC. Although Improve FIC does not have any information that would indicate that any information contained in this Proxy Statement that has been taken from such documents is inaccurate or incomplete, Improve FIC does not take any responsibility for the accuracy or completeness of such information.

Some of the statements in this proxy statement may constitute "forward-looking statements," which for this purpose include all statements that are not of historical facts. The actual future financial performance of the Company could differ materially from those anticipated by these forward-looking statements. Particularly given the condition to which the Company has been reduced under its current board and management, there can be no assurance that we or the Improve FIC Nominees will succeed in our and their efforts to turn the Company around.

Improve FIC is not aware of any other substantive matters to be considered at the Annual Meeting, however, if any other matter should properly come before the Annual Meeting, Improve FIC will vote all proxies held by it in accordance with its best judgment and consistent with the federal proxy rules.

IMPORTANT

1.
Your proxy is important no matter how many shares of Common Stock you own. Be sure to vote on the GOLD proxy card. Improve FIC urges you NOT to sign any proxy card or other proxy card which is sent to you by the Company or any other party.

2.
If you have already submitted a proxy card to the Company for the Annual Meeting, you may change your vote to a vote "FOR" the election of the Improve FIC Nominees, the reduction of the size of the Board and the other Improve FIC proposals and "Against" the Company's slate by signing, dating and returning Improve FIC's GOLD proxy card, which must be dated after any proxy card you may previously have submitted to the Company. Only your last dated proxy card for the Annual Meeting will count at the Annual Meeting.

3.
If any of your shares are held in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct him or her to vote on the GOLD proxy card "FOR" election of the Improve FIC Nominees, reduction of the size of the Board and the other Improve FIC proposals.

4.
If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one GOLD proxy card. We encourage you to vote each GOLD proxy card that you receive.

5.	If you have any questions or need assistance in voting your shares, please contact our proxy solicitors D.F. King & Co. Inc., at the number set forth below:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Shareholders call toll free (800) 714-3313
Bank and Brokers call collect (212) 269-5550

PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED NOVEMBER 10, 2006

FINANCIAL INDUSTRIES CORPORATION

COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
IMPROVE FIC

The undersigned hereby appoints David Porter and Richard H. Grubaugh (of D.F. King) and each or either of them, as proxy and attorney-in-fact for the undersigned, with full power to each of substitution, to vote all shares of common stock of Financial Industries Corporation (the "Company") which the undersigned is entitled to vote at the Company’s 2006 Annual Meeting of Shareholders scheduled to be held on December 6, 2006, and any postponements or adjournments thereof (the "Meeting"), hereby revoking all prior proxies, on the matters set forth below as follows:

1. Repeal each provision of or amendment to the Company's bylaws (other than the amendment adopted pursuant to Proposal 2) adopted after June 16, 1992.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2. Amend the Company's bylaws to set the size of the Board at eight directors.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. Election of Directors.	Nominees:	Thomas J. Ardis
Arthur P. Bartholomew, III John A. Fibiger Bobby Don Hart Karen O. MacDonald Kenneth W. Phillips Jeffrey M. Robinson George M. Wise, III

FOR all the nominees listed above	WITHHOLD AUTHORITY to vote for all the nominees listed above

☐	☐

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

4. In the discretion of the proxy holders, to vote to approve any motion to adjourn the Meeting.

FOR	AGAINST	ABSTAIN

☐	☐	☐

5. In the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED.
IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE, "FOR" ACTION TO SET THE SIZE OF THE BOARD AT EIGHT, "FOR" REPEAL OF ANY INTERIM BYLAW AMENDMENT, AND IN THE DISCRETION OF THE PROXY HOLDERS, “FOR” AN ADJOURNMENT OF THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by the authorized person.

Date
(SIGNATURE)

(SIGNATURE IF HELD JOINTLY)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

ANNEX A
INFORMATION ABOUT THE “PARTICIPANTS IN THE SOLICITATION”

Under applicable SEC regulations, Improve FIC and the Improve FIC Nominees are deemed to be “participants” in their solicitation of proxies from the Company’ shareholders to vote in favor of the election of the Improve FIC Nominees and the approval of their other proposals.

Background of the Participants, Etc.

The following is the business address and principal occupation or employment of each of the participants in the solicitation:

Thomas Ardis	President, SummaWeb
3203 Foxfire Drive
Austin, TX 78746

Arthur P. Bartholomew, III	President
California Managed Accounts, Inc.	California Managed Accounts, Inc.
20800 Hillside Drive
Topanga, CA

John A. Fibiger	Director
Fidelity Life Association	Fidelity Life Association
2500 Westfield
Elgin, IL 60123

Don Hart	Retired
3751 N, Hwy 183
Liberty Hill, TX 78642

Karen MacDonald	Chief Actuary
Molina Healthcare, Inc.	Molina Healthcare, Inc.
One Golden Shore
Long Beach, CA 90802

Ken Phillips	Independent Consultant
14 Fairway Drive
Frisco, TX 75034

David Porter	Investment banker/advisor
904 West Avenue, #100
Austin, TX 78701

Jeffrey Robinson	Owner & Principal
Life Insurance Financial Essentials	Life Insurance Financial Essentials
34 Celtic Way
Parsippany, NJ 07034

George M Wise, III	President
Actuarial Risk Management	Actuarial Risk Management
6500 River Place Blvd.
Bldg. 2, Suite 204
Austin, TX 78730

During the past ten years, none of the participants in the solicitation has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors).

Transactions in Company Securities

Information relating to any transactions in shares of Common Stock of the Company by the participants in the solicitation during the past two years is as follows:

Name and Business Address	Date	Number of Shares Acquired or (Disposed of)
Arthur P. Bartholomew, III California Managed Accounts, Inc. 20800 Hillside Drive Topanga, CA	8/28/2006 10/26/2006	435 Acquired 565 Acquired
John A. Fibiger Fidelity Life Association 2500 Westfield Elgin, IL 60123	9/__/2006	200 Acquired
Ken Phillips 14 Fairway Drive Frisco, TX 75034	10/27/2006 11/6/2006	1,000 Acquired 500 Acquired
David Porter 904 West Avenue, #100 Austin, TX 78701	7/15/2004 2/8/2005 6/13/2005 9/9/2005 9/12/2005 9/13/2005 5/22/2006 5/23/2006	500 Acquired 500 Acquired 400 Acquired 254 Acquired 307 Acquired 139 Acquired 488 Acquired 85 Acquired
George M. Wise, III Actuarial Risk Management 6500 River Place Blvd. Bldg. 2, Suite 204 Austin, TX 78730	4/3/2000 9/25/2002 8/1/2005 8/18/2005 8/22/2005 8/23/2005 10/11/2006	300 Acquired 200 Acquired 523 Acquired 171 Acquired 100 Acquired 206 Acquired 2,500 Acquired

Arrangements, Interests and Transactions

No participant in the solicitation by Improve FIC is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. The members of Improve FIC have agreed, however, to share the expenses of the solicitation and, as discussed under cost and method of solicitation, expect to seek reimbursement from the Company upon completion of the solicitation if successful.

George M. Wise, III served as Chief Financial Officer of the Company from November 2002 to May 2004. Actuarial Risk Consultants, Inc., which is owned by Mr. Wise, performed consulting actuarial services for FIC from 1/1/2004 to 12/31/2005. In addition, Mr. Wise was the appointed actuary for the two insurance company subsidiaries of FIC from 2002 to October of 2005.